EXHIBIT 4.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of February 20, 2002, by and among BRIO SOFTWARE, INC., a corporation organized under the laws of the State of Delaware (the “Company”), and the purchasers (the “Purchasers”) set forth on the execution pages hereof (the “Execution Pages”).

WHEREAS:

A.    The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B.    Each Purchaser desires to purchase, severally and not jointly, subject to the terms and conditions stated in this Agreement, shares of the Company’s common stock, $0.001 par value (the “Common Stock”).

C.    Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Common Stock Registration Rights Agreement in the form attached hereto as Exhibit A (the “Registration Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

1.    CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings ascribed to them as provided below:

“Business Day” shall mean any day on which the principal United States securities exchange or trading market on which the Common Stock is listed or traded as reported by NTMS (as defined below) is open for trading.

“Closing Price” shall mean for the Common Stock as of any date, the closing bid price of such security on the principal United States securities exchange or trading market on which such security is listed or traded as reported by the Research Service of Nasdaq Trading and Market Services (or a comparable reporting service of national reputation selected by the Purchasers as provided in Section 8(n) hereof, and reasonably acceptable to the Company if the Research Service of Nasdaq Trading and Market Services is not then reporting closing bid prices of such security) (collectively, “NTMS”), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by NTMS, or, if no sale price is reported for such security by NTMS, the average of the bid prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.), in each case for such date or, if such date was not a Trading Day (as defined below) for such security, on the next preceding day which was a Trading Day. If the Closing Price cannot be calculated for a share of Common Stock as of either of such dates on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as determined by an investment banking firm selected by the Company and reasonably acceptable to the Purchasers, with the costs of such appraisal to be borne by the Company.

“Investment Amount” shall mean the dollar amount to be invested in the Company at the Closing pursuant to this Agreement by a Purchaser, as set forth on the Execution Page hereto executed by such Purchaser.

“Material Adverse Effect” shall mean any material adverse effect on (i) the Shares, (ii) the ability of the Company to perform its obligations hereunder (including the issuance of the Shares) or under the Registration Rights Agreement or (iii) the business, operations, properties or financial condition of the Company and its subsidiaries, taken as a whole.

“Shares” means the shares of Common Stock to be issued and sold by the Company and purchased by the Purchasers at the Closing.

“Trading Day” shall mean a Business Day on which at least 10,000 shares of Common Stock are traded on the principal United States securities exchange or trading market on which such security is listed or traded as reported by NTMS.

2.    PURCHASE AND SALE OF SHARES.

a.    Generally.    Except as otherwise provided in this Section 2 and subject to the satisfaction (or waiver) of the conditions set forth in Section 6 and Section 7 below, each Purchaser shall purchase the number of Shares determined as provided in this Section 2, and the Company shall issue and sell such number of Shares to each Purchaser for such Purchaser’s Investment Amount as provided below. The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of the Shares to each of the Purchasers is a separate sale.

b.    Number of Closing Shares; Form of Payment; Closing Date.

i.    On the Closing Date (as defined below), the Company shall sell and each Purchaser shall buy the number of Shares as is equal to the quotient of such Purchaser’s Investment Amount divided by $2.38. On the Closing Date, each Purchaser shall pay the Company an amount equal to such Purchaser’s Investment Amount.

ii.    On the Closing Date, each Purchaser shall pay its Investment Amount by wire transfer to the Company, in accordance with the Company’s written wiring instructions against delivery of certificates representing the Shares being purchased by such Purchaser, and the Company shall deliver such Shares against delivery of the such Purchaser’s Investment Amount.

iii.    Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6 and Section 7 below, the date and time of the sale of the Shares pursuant to this Agreement

(the “Closing”) shall be 10:00 a.m. San Francisco time on February 20, 2002 or such other date or time as Salomon Smith Barney and the Company may mutually agree (“Closing Date”). The Closing shall occur at the San Francisco offices of Salomon Smith Barney, or at such other place as Salomon Smith Barney and the Company may otherwise mutually agree.

3.    THE PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser severally and not jointly represents and warrants to the Company as follows:

a.    Purchase for Own Account.    The Purchaser is purchasing the Shares for the Purchaser’s own account and not with a present view towards the distribution thereof. The Purchaser understands that the Purchaser must bear the economic risk of this investment indefinitely, unless the Shares are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Shares other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 3(a) to the contrary, by making the foregoing representation, the Purchaser does not agree to hold the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities laws; provided, that in the case of any transfer of the Shares pursuant to an exemption, such transfer is made in accordance with the provisions of Section 3(e).

b.    Information.    The Purchaser has been furnished all materials (excluding any material nonpublic information) relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares that have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the Company and has received what the Purchaser believes to be satisfactory answers to any such inquiries. The Purchaser understands that its investment in the Shares involves a high degree of risk. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser or its counsel or any of its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 4 below.

c.    Governmental Review.    The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

d.    Authorization; Enforcement.    The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement and to purchase the Shares in accordance with the terms hereof. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

e.    Transfer or Resale.    The Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the

Securities Act or any state securities laws, and may not be transferred unless (a) subsequently registered thereunder, or (b) the Purchaser shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred under an exemption from such registration, and (ii) neither the Company nor any other person is under any obligation to register such Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder, in each case, other than pursuant to the Registration Rights Agreement.

f.    Legends.    The Purchaser understands that until such time as the Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by the Purchaser under Rule 144, the certificates for the Shares may bear a restrictive legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States. The securities represented hereby may not be offered or sold in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred under an available exemption from the registration requirements of those laws.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Share upon which it is stamped, if (a) the sale of such Share is registered under the Securities Act or (b) in connection with the resale of such Security, such holder provides the Company with an opinion of counsel reasonably acceptable to the Company, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act or (c) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144(k). The Purchaser agrees to sell all Shares, including those represented by a certificate(s) from which the legend has been removed, pursuant to an effective registration statement or under an exemption from the registration requirements of the Securities Act. The legend shall be removed when such Share is sold pursuant to an effective registration statement or may be sold by a Purchaser who is not an “affiliate” of the Company under Rule 144(k).

g.    Investor Status.    The Purchaser is an “accredited investor” within the meaning of Rule 501 Regulation D under the Securities Act. In the normal course of its business, it invests in or purchases securities similar to the Shares and it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser as follows:

a.    Organization and Qualification.    The Company is a corporation duly organized and existing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

b.    Authorization; Enforcement.    (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement, to issue and sell the Shares in accordance with the terms hereof; (ii) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors or its shareholders is required; (iii) this Agreement has been duly executed and delivered by the Company; and (iv) this Agreement constitutes, and, upon execution and delivery by the Company and the other parties thereto, the Registration Rights Agreement will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and (ii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

c.    Capitalization.    The capitalization of the Company as of the date hereof is set forth on Schedule 4(c), including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. The Company has made available to each Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws as in effect on the date hereof (the “By-laws”) and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company, except for stock options granted under any benefit plan of the Company.

d.    Issuance of Shares.    The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than those imposed through acts or omissions of the Purchaser thereof) and will not be subject to preemptive rights or other similar rights of shareholders of the Company.

e.    No Conflicts.    The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance the Shares) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Purchasers) the United States federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and assuming the accuracy of the representations and warranties of the Purchasers, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement including without limitation the issuance and sale of the Shares as provided hereby) or the Registration Rights Agreement, in each case in accordance with the terms hereof or thereof. The Company is not currently in violation of the listing requirements of The Nasdaq National Market and does not reasonably anticipate that the Common Stock will be delisted by The Nasdaq National Market in the twelve month period following the Closing Date based on its rules (and interpretations thereof) as currently in effect.

f.    SEC Documents; Financial Statements.    Since April 1, 2000, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company has made available to each Purchaser via the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect.

g.    Absence of Certain Changes.    Except as disclosed in the SEC Documents, since February 14, 2002, there has been no change or development which individually or in the aggregate has had a Material Adverse Effect.

h.    Absence of Litigation.    Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of their directors or officers in their capacities as such which would have a Material Adverse Effect.

i.    No Brokers.    The Company has not engaged any person to which or to whom brokerage commissions, finder’s fees, financial advisory fees or similar payments are or will become due in connection with this Agreement or the transactions contemplated hereby except for Salomon Smith Barney, whose commissions and fees will be paid by the Company.

j.    No General Solicitation.    Neither the Company nor any person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation” or “general advertising” as such terms are used in Regulation D, with respect to any of the Shares being offered hereby; provided, however, that the Company makes no representation or warranty with respect to the activities of Salomon Smith Barney.

k.    Securities Laws.    Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Shares being offered hereby under the Securities Act or cause this offering of Shares to be integrated with any prior offering of securities of the Company for purposes of the Securities Act provided, however, that the Company makes no representation or warranty with respect to the activities of Salomon Smith Barney. Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 3 of this Agreement, the Purchasers will not be statutory underwriters within the meaning of Section 2(a) 11 of the Securities Act.

l.    Form S-3 Eligibility.    The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. The Company is not aware of any facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Shares (as defined in the Registration Rights Agreement).

5.    COVENANTS.

a.    Satisfaction of Conditions.    The parties shall use their best efforts to satisfy in a timely manner each of the conditions set forth in Section 6 and Section 7 of this Agreement.

b.    Form D; Blue Sky Laws.    The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Shares for sale to the Purchasers pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the Closing Date.

c.    Reporting Status.    So long as a Purchaser beneficially owns any Shares or has the right to acquire any Shares pursuant to this Agreement, the Company shall use its best efforts to timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

d.    Use of Proceeds.    The Company shall use the net proceeds from the sale of the Shares for general corporate purposes (including the repayment of outstanding indebtedness) and working capital, but in no event shall the Company use such net proceeds to repurchase any outstanding securities of the Company.

e.    Expenses.    At the Closing, the Company shall reimburse Salomon Smith Barney for the out-of-pocket expenses reasonably incurred by Salomon Smith Barney and its affiliates and advisors in connection with the negotiation, preparation, execution and delivery of this Agreement, the Registration Rights Agreement, and the other agreements to be executed in connection herewith, including, without limitation, in conducting Salomon Smith Barney’s and its affiliates’ and advisors’ reasonable due diligence and Salomon Smith Barney’s and its affiliates’ reasonable attorneys’ fees and expenses up to a maximum of $25,000 (except to the extent the Company has consented to an amount in excess of $25,000) (the “Expenses”).

f.    Financial Information.    For a period of two (2) years following the Closing, the Company agrees to send to each Purchaser within ten days after the filing with the SEC, to the extent not available through the SEC’s EDGAR system, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy and information statements and any Current Reports on Form 8-K.

g.    Reservation of Shares.    The Company has and shall at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the issuance of the Shares as provided in Section 2 hereof. The Company shall not reduce the number of shares of Common Stock reserved for issuance under this Agreement (except as a result of the issuance of the Shares hereunder) or the Registration Rights, without the consent of the Purchasers.

h.    Listing.    Immediately following the Closing Date, the Company will apply for the listing of the Shares, in each case, upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed or quoted and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Shares from time to time issuable hereunder. The Company shall use its best efforts to include its shares of Common Stock in The Nasdaq National Market at the earliest practical date and, in any event, by the date the first registration statement covering the resale of the Shares is declared effective by the Securities and Exchange Commission and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of The Nasdaq Stock Market.

6.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell Shares to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

a.    The applicable Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement, and delivered the same to the Company.

b.    The applicable Purchaser shall have delivered such Purchaser’s Investment Amount in accordance with Section 2(b) above.

c.    The representations and warranties of the applicable Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date.

d.    No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

7.    CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE SHARES.

The obligation of each Purchaser hereunder to purchase Shares to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

a.    The Company shall have executed the signature pages to this Agreement and the Registration Rights Agreement, and delivered the same to the Purchaser.

b.    The Company shall have delivered to the Purchaser duly executed certificates representing the number of Shares as provided in Section 2(b) above.

c.    The Company shall have prepared the Notification Form for Listing of Additional Shares for The Nasdaq National Market and shall not be aware of any facts or circumstances based on which the Shares would not be authorized for quotation on The Nasdaq Stock Market

d.    The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company’s Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement and the Registration Rights Agreement.

e.    No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

f.    The Purchaser shall have received an opinion of the Company’s counsel, dated as of the Closing Date, relating to the matters set forth in Exhibit B attached hereto.

g.    From the date of this Agreement through the Closing Date, there shall not have occurred any Material Adverse Effect.

8.    GOVERNING LAW MISCELLANEOUS.

a.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of California.

b.    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

c.    Headings.    The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d.    Severability.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

e.    Entire Agreement; Amendments; Waiver.    This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and, by the Purchasers as provided in Section 8(n) hereof. Notwithstanding the preceding sentence, the parties hereto recognize that certain amendments may be requested by the Nasdaq Trading and Market Services in order that the Shares and issued hereunder be accepted for listing on The Nasdaq National Market and agree that approval for such amendments shall be given. Any waiver by the Purchasers, on the one hand, or the Company, on the other hand, of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of or any breach of any other provision of this Agreement. The failure of the Purchasers, on the one hand, or the Company, on the other hand to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

f.    Notices.    Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Brio Software, Inc.
4980 Great America Parkway
Santa Clara, CA 95054
Telephone No.: (408) 496-7400
Facsimile No.: (408) 496-7810
Attention:    Craig Collins
           Chief Financial Officer

With a copy to:

Venture Law Group
2775 Sand Hill Road
Menlo Park, California 94025
Telephone (650) 854-4488
Fax (650) 233-8386
Attention:     Jon E. Gavenman, Esq.

If to the Purchaser, to the address set forth under the Purchaser’s name on the Execution Page hereto executed by such Purchaser, with a copy to:

Salomon	Smith Barney
1001	Page Mill Road
Building	4, Suite 100
Palo	Alto, CA 94304
Telephone	No.: (650) 496-3200
Facsimile	No.: (650) 496-3201
Attention: Stephen	Cassani
Vice	President

Each party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days’ prior written notice of such changed address or facsimile number, in the case of the Purchasers to the Company, and in the case of the Company to all of the Purchasers.

g.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

h.    Third Party Beneficiaries.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

i.    Survival.    The representations and warranties of the Company and the agreements and covenants of the Company shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Purchasers. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies a Purchaser may have under applicable federal or state securities laws.

j.    Further Assurances.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k.    Termination.    In the event that the Closing Date shall not have occurred on or before February 25, 2002, unless the parties agree otherwise, this Agreement shall terminate at the close of business on such date. Notwithstanding any termination of this Agreement, any party not in breach of this Agreement shall preserve all rights and remedies it may have against another party hereto for a breach of this Agreement prior to or relating to the termination hereof.

l.    Joint Participation in Drafting.    Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the Registration Rights Agreement. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement or the Registration Rights Agreement.

m.    Equitable Relief.    Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other parties by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, each party acknowledges that the remedy at law for a breach of its obligations hereunder will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Agreement, that the other parties shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

n.    Determinations.    All consents, approvals and other determinations to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement prior to the Closing Date to be binding upon a Purchaser shall be made by such Purchaser and except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Purchasers pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by Purchasers (excluding Purchasers who are affiliates of the Company) that have invested more than fifty percent (50%) of the aggregate Investment Amounts invested by all Purchasers (excluding Purchasers who are affiliates of the Company).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:
BRIO SOFTWARE, INC.

By:	/s/ CRAIG D. BRENNAN
Name: Title:	Craig D. Brennan President and CEO

KOPP EMERGING GROWTH FUND

By:	/s/ JOHN P. FLAKONE
Name: Title: Address:	John P. Flakone CFO 7701 France Avenue South, Suite 500 Edina, MN 55435

AMERINDO GROWTH FUND, LTD. By: Amerindo Investment Advisors, Inc. Its: Manager

By:	/s/ GARY TANAKA
Name: Title: Address:	Gary Tanaka Executive Vice President c/o Amerindo Investment Advisors, Inc. Attn: David Mulnzer, 599 Park Avenue, 22nd Floor, New York, New York 10022

AMERINDO LONG/SHORT POST-VENTURE FUND LP By: Amerindo Long/Short Post-Venture Manager, a series of Amerindo Funds Management LLC, a Delaware series limited liability company, General Partner

By:	/s/ MATTHEW O. FITZPARRICE
Name: Title: Address:	Matthew O. Fitzparrice Managing Member c/o Amerindo Investment Advisors, Inc. Attn: David Mulnzer, 599 Park Avenue, 22nd Floor, New York, New York 10022

WALKER SMITH CAPITAL MASTER FUND By: WS Capital Management, L.P., as agent and attorney-in-fact

By:	/s/ REID S. WALKER
Name: Title: Address:	Reid S. Walker Member 300 Crescent Court, Suite 880 Dallas, Texas 75201

EXHIBIT A

to Securities Purchase Agreement

COMMON STOCK REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of February 20, 2002, by and among BRIO SOFTWARE, INC., a corporation organized under the laws of the State of Delaware (the “Company”), and the undersigned (the “Investors”).

WHEREAS:

A.    The Company and the Investors have entered into a Securities Purchase Agreement dated the date hereof (the “Securities Purchase Agreement”); capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. In connection with the Securities Purchase Agreement, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Investors shares of the Company’s common stock, $0.001 par value (the “Common Stock”). The shares of Common Stock issued on the Closing Date under the Securities Purchase Agreement are referred to herein as the “Shares.”

B.    To induce the Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investors, intending to be legally bound, hereby agree as follows:

1.    DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(i)    “Investors” means the investors under this Agreement and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

(ii)    “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(iii)    “Registrable Securities” means (i) the Shares, and (ii) any shares of capital stock issued or issuable, from time to time (with any adjustments), as a distribution on or in exchange for or otherwise with respect to any of the foregoing; provided, however, that the treatment as Registrable Securities shall terminate if and when such securities can be resold under Rule 144(k) under the Securities Act and provided further however, that any shares of capital stock issued or issuable, from time to time (with any adjustments), in exchange for or otherwise with respect to any Shares shall not be considered Registrable Securities to the extent such shares of capital stock are covered by another, current and effective registration statement permitting the resale without restriction of such shares. Notwithstanding the foregoing, Registrable Securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(iv)    “Registration Statement” means one or more registration statements of the Company under the Securities Act registering all of the Registrable Securities, including the Initial Registration Statement, any Uncovered Shares Amendments and Uncovered Shares Registration Statements (each, as defined below).

2.    REGISTRATION.

a.    Mandatory Registration.    The Company shall file with the United States Securities and Exchange Commission (“SEC”), on or before thirty (30) calendar days after the Closing Date (the “Filing Deadline”) a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of all of the Registrable Securities) covering the resale of at least 5,993,498 shares of Common Stock (the “Initial Registration Statement”). The Registrable Securities included in the Initial Registration Statement shall be registered on behalf of the Investors as set forth in Section 11(k) hereof. The Initial Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investors and their counsel. If for any reason (including, but not limited to, a determination by the staff of the SEC that all or any portion of the Registrable Securities cannot be included in the Initial Registration Statement (an “SEC Determination”)) the Initial Registration Statement declared effective by the SEC does not include all of the Registrable Securities (any such shares that are not included being the “Uncovered Shares”), the Company shall prepare and file with the SEC, as soon as practicable, but in any event prior to the tenth (10th) Business Day after becoming aware of the existence of any Uncovered Shares (such date referred to herein as the “Uncovered Share Filing Deadline”), either (a) an amendment (the “Uncovered Shares Amendment”) to the Initial Registration Statement effecting a registration of the Uncovered Shares or (b) a registration statement which registers the Uncovered Shares (the “Uncovered Shares Registration Statement”). The Uncovered Shares Amendment

or the Uncovered Shares Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to the Investors and their counsel. The Company shall use its best efforts to cause each of the Initial Registration Statement and the Uncovered Shares Amendment or the Uncovered Shares Registration Statement to become effective as soon as practicable after the filing thereof.

b.    Underwritten Offering.    The Investors may offer and sell the Registrable Securities pursuant to a Registration Statement filed in accordance with Section 2(a) in an underwritten offering. In any such underwritten offering, the Investors who hold a majority in interest of the Registrable Securities subject to such underwritten offering, shall have the right to select one legal counsel to represent the Investors and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company. In the event that any Investors elect not to participate in such underwritten offering, the Registration Statement covering all of the Registrable Securities shall contain appropriate plans of distribution reasonably satisfactory to the Investors participating in such underwritten offering and the Investors electing not to participate in such underwritten offering (including, without limitation, the ability of nonparticipating Investors to sell from time to time and at any time during the effectiveness of such Registration Statement).

c.    Effectiveness of Registration.    The Company shall use its best efforts to cause each Registration Statement required to be filed pursuant to Section 2(a) hereof to become effective as soon as practicable, but, as to the Initial Registration Statement filed pursuant to Section 2(a), in no event later than the one hundred twentieth (120th) calendar day after the Closing Date (the “Registration Deadline”), and as to any Uncovered Shares Amendment or Uncovered Shares Registration Statement, in no event later than the ninetieth (90th) day after the Uncovered Share Filing Deadline (the “Uncovered Share Registration Deadline”).

d.    Piggy Back Registrations.    If at any time prior to the expiration of the Registration Period (as hereinafter defined) the Company shall file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2(d) written notice of such determination and, if within fifteen (15) days after the date of such notice, such Investor shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such Investor requests to be registered, except that if in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such registration statement only such limited portion, if any of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the

Investors seeking to include Registrable Securities, in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such registration statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the registration statement other than holders of securities entitled to inclusion of their securities in such registration statement by reason of demand registration rights (except to the extent any existing agreements otherwise provide). No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such registration statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

e.    Eligibility for Form S-3.    The Company represents and warrants that it is eligible to register the resale of Registrable Securities on a registration statement on Form S-3 under the Securities Act, and that the Company is not aware of any facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities.

3.    OBLIGATIONS OF THE COMPANY.

In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

a.    The Company shall prepare and file with the SEC, on or before the Filing Deadline or the Uncovered Share Filing Deadline, as applicable, the applicable Registration Statement required by Section 2(a) and shall use its best efforts to cause such Registration Statement to become effective as soon as practicable after such filing. The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until the date on which all of the Registrable Securities may (in the reasonable opinion of counsel to the Investors) be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act (the “Registration Period”). If the Initial Registration Statement is not filed on Form S-3, the Company shall, as soon as it is eligible to do so, file a post-effective amendment on Form S-3 to the Initial Registration Statement to the extent permitted by the SEC or, if not so permitted, file a new Registration Statement on Form S-3 to permit sales of the Registrable Securities pursuant to Rule 429 under the Securities Act; and the Company shall use its best efforts to cause such post-effective amendment or Registration Statement to become effective as soon as possible. Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) filed pursuant to this Agreement (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements shall be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and shall fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments).

b.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement.

c.    The Company shall furnish to each Investor whose Registrable Securities are included in the Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto. In the case of the Registration Statement referred to in Section 2(a), the Company shall furnish to each Investor which requests (i) a copy of any request to accelerate the effectiveness of any Registration Statement or amendment thereto, (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor.

d.    The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as each Investor who holds Registrable Securities being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its certificate of incorporation or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

e.    In the event the Investors who hold a majority in interest of the Registrable Securities being offered in an offering select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

f.    As promptly as practicable after becoming aware of such event, the Company shall notify each Investor by telephone or facsimile of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

g.    The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable date (including in each case by amending or supplementing such Registration Statement) and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request).

h.    At the request of the Investors whose Registrable Securities are included in a Registration Statement, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel, reasonably acceptable to Investors holding a majority in interest of the Registrable Securities, representing the Company addressed to the Investors and in form, scope and substance as is customarily given in an underwritten public offering, including that the Registration Statement and related prospectus comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder, and (ii) a letter, dated as of such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors and the underwriters, if any.

i.    The Company shall make available for inspection by (i) any Investor whose Registrable Securities are included in a Registration Statement, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Investors, and (iv) one firm of attorneys retained by all such underwriters (collectively, the “Inspectors”) all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence.

j.    The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this agreement, or (v) such Investor consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k.    The Company shall use its best efforts to promptly either (i) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on The Nasdaq National Market, or (ii) cause all the Registrable Securities covered by the Registration Statement to be listed on the NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange.

l.    The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

m.    The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request, and, within three (3) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) an opinion of such counsel in a form customary for such transactions.

n.    At the request of Investors who hold a majority-in-interest of the Registrable Securities, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with the Registration Statement each as approved by the Company, which approval shall not be unreasonably withheld or delayed, as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

o.    The Company shall comply with applicable federal and state securities laws and regulations related to a Registration Statement and offering and sale of securities.

p.    From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company (except to the extent existing agreements may otherwise provide) to include any of their securities in any Registration Statement under Section 2(a) hereof or any amendment or supplement thereto under Section 3(b) hereof without the consent of the holders of a majority in interest of the Registrable Securities.

4.    OBLIGATIONS OF THE INVESTORS.

In connection with the registration of the Registrable Securities, the Investors shall have the following obligations:

a.    It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor (or any payments or other damages to such investor pursuant to Section 2(c)) that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of any information the Company requires from each such Investor.

b.    Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from the Registration Statement.

c.    In the event Investors holding a majority in interest of the Registrable Securities being offered determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter(s) of such offering and the Company and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor’s election not to participate in such underwritten distribution.

d.    No Investor may participate in any underwritten distribution hereunder unless such Investor (i) agrees to sell such Investor’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below. Notwithstanding anything in this Section 4(d) to the contrary, this Section 4(d) is not intended to limit an Investor’s rights under Section 2(a) or 3(b) hereof.

5.    EXPENSES OF REGISTRATION.

All reasonable expenses incurred by the Company in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 above (excluding brokers’ fees, underwriting discounts and commissions, and similar selling expenses), including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

6.    INDEMNIFICATION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.    To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities, and (ii) the directors, officers, partners, members, employees and agents of such Investor and each person who controls any Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if any (each, an “Indemnified Person”), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, “Claims”) to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investors and each other Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in the Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without an unconditional release of the Company and all of its controlling persons, employees and agents, or without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b.    In connection with any Registration Statement in which an Investor is participating, each such Investor agrees severally and not jointly to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, its employees, agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement; and subject to Section 6(c) such Investor will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without an unconditional release of such Investor and all of its controlling persons, employees and agents, or without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds actually received by such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact by the Investor contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, and the Indemnified Party failed to utilize such corrected prospectus.

c.    Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that such indemnifying party shall not be entitled to assume such defense and an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding or the actual or potential defendants in, or targets of, any such action include both the Indemnified Person or the Indemnified Party and the indemnifying party and any such Indemnified Person or Indemnified Party reasonably determines that there may be legal defenses available to such Indemnified Person or Indemnified Party which are in conflict with those available to such indemnifying party. The indemnifying party shall pay for only one separate legal counsel for all Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by Investors holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Investors are entitled to indemnification hereunder, or by the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7.    CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any other person who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.    REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

a.    file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company’s obligations under Section 5(c) of the Securities Purchase Agreement) and the filing and availability of such reports and other documents as is required for the applicable provisions of Rule 144; and

b.    furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.    ASSIGNMENT OF REGISTRATION RIGHTS.

The rights of the Investors hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be assignable by each Investor to any transferee of all or any portion of the Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement. In addition, and notwithstanding anything to the contrary contained in this Agreement or the Securities Purchase Agreement, the Shares may be pledged, and all rights of the Investors under this Agreement or any other agreement or document related to the transaction contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with an Investor’s margin or brokerage accounts.

10.    AMENDMENT OF REGISTRATION RIGHTS.

All consents, approvals and other determinations to be made by the Investor pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement prior to the Closing Date to be binding upon a Investors shall be made by such Investors and except as otherwise expressly provided herein, all consents, approvals and other determinations (other than amendments to the terms and provisions of this Agreement) to be made by the Investors pursuant to this Agreement and all waivers and amendments to or of any provisions in this Agreement after the Closing Date shall be made by Investors (excluding Investors who are affiliates of the Company) who hold more than fifty percent (50%) in interest of the Registrable Securities (excluding Registrable Securities held by affiliates of the Company).

11.    MISCELLANEOUS.

a.    A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b.    Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

Brio	Software, Inc.
4980	Great America Parkway
Santa	Clara, CA 95054
Telephone	No.: (408) 496-7400
Facsimile	No.: (408) 496-7810
Attention: Craig	Collins
Chief	Financial Officer

With a copy to:

Venture	Law Group
2775	Sand Hill Road
Menlo	Park, California 94025
Telephone	(650) 854-4488
Fax	(650) 233-8386
Attention: Jon	E. Gavenman, Esq.

If to an Investor, at such address as such Investor shall have provided in writing to the Company or such other address as such Investor furnishes by notice given in accordance with this Section 11(b), with a copy to:

Salomon	Smith Barney
1001	Page Mill Road
Building	4, Suite 100
Palo	Alto, CA 94304
Telephone	No.: (650) 496-3200
Facsimile	No.: (650) 496-3201
Attention: Stephen	Cassani
Vice	President

Each party hereto may from time to time change its address or facsimile number for notices under this Section 11(b) by giving at least ten (10) days’ prior written notice of such changed address or facsimile number, in the case of the Investors to the Company, and in the case of the Company to all of the Investors.

c.    Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.    This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of New York.

e.    This Agreement and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto and thereto with respect to the subject matter hereof and thereof.

f.    Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

g.    The headings in this Agreement are for convenience of reference only and shall not form part of or effect the interpretation of this Agreement.

h.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof.

i.    Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.    All consents, approvals and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Investors holding more than fifty percent (50%) of the Registrable Securities then held by all Investors.

k.    The initial number of Registrable Securities included on any Registration Statement and each increase to the number of Registrable Securities included thereon shall be registered on behalf of each Investor pro rata based on the number of Registrable Securities held by each Investor at the time of such establishment or increase, as the case may be. In the event an Investor shall sell or otherwise transfer any of such holder’s Registrable Securities, each transferee shall be deemed to have registered on its behalf a pro rata portion of the number of Registrable Securities included on a Registration Statement for such transferor. Any shares of Common Stock included on a Registration Statement on behalf of any person or entity which does not hold any Registrable Securities shall be deemed registered on behalf of the remaining Investors, pro rata based on the number of shares of Registrable Securities then held by such Investors. For the avoidance of doubt, no provision of this subsection shall operate to reduce the number of Registrable Securities registered on behalf of any Investor pursuant to the first sentence of this subsection.

l.    For purposes of this Agreement, the term “Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

m.    If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

n.    This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by any other person.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

COMPANY:
BRIO SOFTWARE, INC.

By:	/S/ CRAIG D. BRENNAN
Craig D. Brennan President and CEO